                              FIRST AMENDMENT TO LEASE
                              (GENESEE EXECUTIVE PLAZA)

     THIS FIRST AMENDMENT TO LEASE ("FIRST AMENDMENT") is made and entered into as of the 31st day of July, 1998, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("LANDLORD") and FIRSTWORLD COMMUNICATIONS, INC., a Delaware corporation (formerly known as SPECTRANET INTERNATIONAL, INC.) ("Tenant").

                                    RECITALS:

     A. Talcott Realty I Limited Partnership, a Connecticut limited partnership ("ORIGINAL LANDLORD") and Tenant entered into that certain Office Lease, dated as of September 4, 1996 (the "Lease"), whereby Original Landlord leased to Tenant and Tenant leased from Original Landlord certain office space located in that certain building located and addressed at 9333/9339 Genesee Avenue, San Diego, California (the "Building"). Landlord is the successor-in-interest to Original Landlord.

     B. By this First Amendment, Landlord and Tenant desire to expand the Premises, extend the Term and to otherwise modify the Lease as provided herein.

     C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT:

     1. THE EXISTING PREMISES. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 11,627 rentable (10,128 usable) square feet located on the second
(2nd) floor of the Building located and addressed at 9333 Genesee Avenue and known as Suite 200 (the "EXISTING PREMISES"), as outlined on Attachment 2 to the Lease.

     2.   EXPANSION OF THE PREMISES. That certain space located on the first
(1st) floor of the building located and addressed at 9333 Genesee Avenue consisting of 8,375 (7,295 usable) rentable square feet and known as Suite 100 and that certain space located on the first (1st) floor of the building located and addressed at 9339 Genesee Avenue consisting of 15,344 rentable (13,366 usable) square feet and known as Suite 100, as outlined on the floor plan attached hereto as Exhibit "A" and made a part hereof, may be referred to herein as the "EXPANSION SPACE." Effective as of September 1, 1998 ("EXPANSION COMMENCEMENT DATE"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Space. Accordingly, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Landlord and Tenant hereby agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 35,346 rentable square feet. Effective as of the Expansion Commencement Date, all references to the "Premises" shall mean and refer to the Existing Premises as expanded by the Expansion Space. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to commence business from the Expansion Space during the period prior to the Expansion Commencement Date (the "EARLY OCCUPANCY PERIOD"), provided that (i) Tenant shall give Landlord at least ten (10) days prior notice of any such occupancy of the Expansion Space and (ii) all of the terms and conditions of the Lease, as amended by this First Amendment shall apply, including Tenant's obligations to pay Monthly Base Rent for the portion of the Expansion Space so utilized by Tenant (which rent shall be prorated based upon the number of rentable square feet of such space at Two Dollars ($2.00) per rentable square foot per month).

     3. EXTENDED LEASE TERM. The Termination Date shall be extended such that the Lease shall terminate on August 31, 2002 ("NEW TERMINATION DATE"). The period from the Expansion Commencement Date through the New Termination Date specified above, shall be referred to herein as the "Extended Term."

     4. MONTHLY BASE RENT. During the Extended Term, Tenant shall pay in accordance with the provisions of this Section 4, Monthly Base Rent for the entire Premises as follows:

     MONTH              MONTHLY BASE RENT
     -----              -----------------
       1                   $66,041.20
      2-12                 $66,622.55
       13                  $68,282.88
     14-24                 $73,166.22
     25-36                 $75,727.04
     37-48                 $78,377.48

     5. TENANT'S PROPORTIONATE SHARE AND BASE YEAR FOR THE EXPANSION SPACE. Effective as of the Expansion Commencement Date and continuing throughout the Extended Term (i) Tenant's Proportionate Share of any increase in Operating Expenses for the Expansion Space only shall be fifteen point one eight percent (15.18%) and (ii) the Base Year shall be the calendar year 1998.

     6. BASE YEAR FOR THE EXISTING PREMISES. Section II.M. of the Lease is hereby amended to insert a Base Year for the Existing Premises of 1999, which Base Year shall be effective as of October 1, 1999. Notwithstanding the foregoing, Tenant's Proportionate Share of Excess Expenses for the Existing Premises for the period prior to October 1, 1999 shall be calculated based on a 1996 Base Year as indicated in the Lease.

     7. TENANT IMPROVEMENTS. Tenant Improvements in the Expansion Space shall be installed and constructed in accordance with the terms of the Tenant Work Letter attached hereto as Exhibit "B" and made a part hereof. The construction of the Tenant Improvements will be governed by the Tenant Work Letter and not the terms of Section 8 of the Lease.

     8. PARKING. Effective as of the Expansion Commencement Date and continuing throughout the Extended Term, Section II.T. of the Lease shall be amended to provide that Tenant shall rent from Landlord a total of one hundred twenty-seven (127) parking passes for use in the Building's parking facility of which one hundred nineteen (119) such passes shall be unreserved parking passes and the eight (8) remaining passes shall be reserved parking spaces. The reserved spaces shall be contiguous to Tenant's existing reserved spaces in the Building parking facility, but in no event shall the total number of reserved spaces exceed eight (8) spaces. Tenant's rental and use of such additional parking passes shall be in accordance with, and subject to, all provisions of Section 28 of the Lease; provided, however that the monthly parking rates for such passes shall be amended as stated herein. The parking passes shall be provided to Tenant free of charge from the Expansion Commencement Date through February 29, 2000. Commencing on March 1, 2000, all unreserved parking passes rented by Tenant shall be at the rate of Twenty-five Dollars ($25.00) per unreserved pass per month and the reserved parking spaces shall be at the rate of Fifty Dollars ($50.00) per pass per month.

     9. SECURITY DEPOSIT. Tenant has previously deposited with Landlord Eighteen Thousand Twenty-One and 85/100 Dollars ($18,021.85) as a Security Deposit under the Lease. Concurrently with Tenant's execution of this First Amendment, Tenant shall deposit with Landlord an additional Forty-Eight Thousand Six Hundred and 70/100 Dollars ($48,600.70), for a total Security Deposit under the Lease, as amended herein, of Sixty-Six Thousand Six Hundred

Twenty-Two and 55/100 Dollars ($66,622.55). Landlord shall continue to hold the Security Deposit as increased herein in accordance with the terms and conditions of Attachment 1, Section 24 of the Lease.

     10.  SIGNAGE/DIRECTORY.

          10.1 LOBBY/SUITE SIGNAGE. Provided Tenant is not in default under the Lease (as amended by this First Amendment), Tenant, at Tenant's sole cost and expense, shall have the right to two (2) lines in the lobby directory of the Building during the Extended Term. In addition, provided Tenant is not in default under the Lease (as amended by this First Amendment), Tenant shall have the right, at Tenant's sole cost and expense (or as a charge to the Improvement Allowance pursuant to the Tenant Work Letter attached hereto as Exhibit "B"), to install Building standard suite signage designated by Landlord ("TENANT'S SIGNAGE"). Tenant's Signage shall be subject to Landlord's approval as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Building and the Building's signage program and shall be further subject to all applicable local governmental laws, rules, regulations, codes and other governmental approvals and any applicable covenants, conditions and restrictions. Tenant's Signage shall be personal to the Original Tenant (as defined in Section II below) and may not be assigned to any assignee or sublessee, or any other person or entity. Landlord has the right, but not the obligation, to oversee the installation of Tenant's Signage. Upon the expiration of the Extended Term, or other earlier termination of the Lease, as amended by this First Amendment, Tenant shall be responsible for any and all costs associated with the removal of Tenant's Signage, including, but not limited to, the cost to repair and restore the Building to its original condition, normal wear and tear excepted.

          10.2 BUILDING TOP SIGNAGE. Subject to this Section 10.2, Tenant shall be entitled to install, at its sole cost and expense, one (1) sign on the exterior of the Building identifying Tenant, at the highest point possible on the building ("SIGNAGE"). The graphics, materials, size, color, design, lettering, lighting (if any), specifications and exact location of the Signage (collectively, the "SIGNAGE SPECIFICATIONS") shall be subject to the prior written approval of Landlord, which approval should not be unreasonably withheld. In addition, the Signage and all Signage Specifications therefore shall be subject to (i) Tenant's receipt of all required governmental permits and approvals, (ii) all applicable governmental laws and ordinances, (iii) any existing sign rights of other tenants of the Building and (iv) all covenants, conditions and restrictions affecting the Building. Tenant hereby acknowledges that, notwithstanding Landlord's approval of the Signage and/or the Signage Specifications therefor, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining such approvals and permits. In the event Tenant does not receive the necessary permits and approvals for the Signage, Tenant's and Landlord's rights and obligations under the remaining provisions of the Lease, as amended by this First Amendment, shall not be affected. The cost of installation of the Signage, as well as all costs of design and construction of such Signage and all other costs associated with such Signage, including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. Notwithstanding anything to the contrary contained herein, in the event that at any time during the Extended Term (or any Option Term, if applicable), Tenant fails to occupy at least 35,346 rentable square feet in the building, Tenant's right to the Signage shall thereupon terminate and Tenant shall remove such Signage as provided in this Section 10.2 below. The rights to the Signage shall be personal to the Original Tenant and may not be transferred. Should the Signage require maintenance or repairs as determined in Landlord's reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord at Tenant's sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant, as Additional Rent, for the cost of such work. Upon the expiration or earlier termination of the Lease, as amended by this First Amendment and any applicable Option Term (or the termination of Tenant's Signage right as described above), Tenant shall, at Tenant's sole cost and expense, cause the Signage to be removed from the exterior of the Building and shall cause the exterior of the Building to be restored to the condition existing prior to the placement of such Signage. If Tenant fails to remove such Signage and to restore the exterior of the Building as provided in the immediately preceding sentence within thirty (30) days following the expiration or early termination of the Lease, as amended by this First Amendment, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of the Lease, as amended by this First Amendment. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in this
Section 10 above, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Land.

     11. OPTION TO EXTEND. Section II.G. of the Lease is hereby deleted in its entirety and in lieu thereof Landlord hereby grants to the Tenant named herein (the "ORIGINAL TENANT") one (1) option ("OPTION") to extend the Extended Term for a period of four (4) years ("OPTION TERM"), which option shall be exercisable only by written notice delivered by Tenant to Landlord set forth below. The rights contained in this Section 11 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in the Lease, as amended herein) if the Original Tenant occupies the entire Existing Premises and Expansion Space as of the date of Tenant's Acceptance (as defined in Section 11(b) below).

     (a) OPTION RENT. The rent payable by Tenant during the Option Term ("OPTION RENT") shall be equal to the "Market Rent" (defined below). "MARKET RENT" shall mean the applicable Monthly Base Rent, including all escalations, operating expenses, additional rent and other charges at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, space comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term which comparable space is located in office buildings comparable to the Building in the University Towne Center area, taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant.

     (b) EXERCISE OF OPTION. The Option shall be exercised by Tenant only in the following manner: (i) Tenant shall not be in default, and shall not have been in default under the Lease, as amended herein, more than once after the expiration of any applicable cure periods, on the delivery date of the Interest Notice and Tenant's Acceptance; (ii) Tenant shall deliver written notice ("INTEREST NOTICE") to Landlord not more than twelve (12) months nor less than nine (9) months prior to the New Termination Date stating that Tenant is interested in exercising the Option; (iii) within fifteen (15) business days of Landlord's receipt of Tenant's written notice, Landlord shall deliver notice ("OPTION RENT NOTICE") to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within fifteen (15) days after receipt of the Option Rent Notice ("TENANT'S ACCEPTANCE") and upon and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. Tenant's failure to deliver the Interest Notice or Tenant's Acceptance on or before the dates specified above shall be deemed to constitute Tenant's election not to exercise the Option. If Tenant timely and properly exercises its Option, the Extended Term shall be extended for the Option Term upon all of the terms and conditions set forth in the Lease, as amended herein, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant's Acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 11(c) below.

     (c) DETERMINATION OF MARKET RENT. If Tenant timely and appropriately objects to the Market Rent in Tenant's Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant's Acceptance ("OUTSIDE AGREEMENT DATE"), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

          (i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of commercial high-rise properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of choosing either Landlord's or Tenant's submitted Market Rent as the deemed Market Rent, taking into account the requirements of item (b), above.

          (ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

          (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

          (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

          (v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

          (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (c).

          (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

     12. ASSIGNMENT AND SUBLETTING. Section 16(c) of Attachment I to the Lease is hereby amended to provide that, in the event of an assignment or sublease, Tenant shall pay to Landlord fifty percent (50%) of all sums referred to in Sections 16(c)(1) and 16(c)(2) of the Lease.

     13. BROKERS. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment other than CB Richard Ellis, Inc. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this First Amendment.

     14. SIGNING AUTHORITY. Concurrently with Tenant's execution of this First Amendment, Tenant shall provide to Landlord a copy of a resolution of the Board of Directors authorizing the execution of this First Amendment on behalf of Tenant, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in the form of Exhibit "C" or in some other form reasonably acceptable to Landlord. In the event Tenant fails to comply with the requirements set forth in this Section 14, then each individual executing this First Amendment shall be personally liable for all of Tenant's obligations in the Lease (as amended by this First Amendment).

     15. DEFAULT. Tenant hereby represents and warrants to Landlord that, as of the date of this First Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

     16. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THE LEASE (AS AMENDED BY THIS FIRST

AMENDMENT), FOR DAMAGES FOR ANY BREACH UNDER THE LEASE (AS AMENDED BY THIS FIRST AMENDMENT), OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY UNDER THE LEASE (AS AMENDED BY THIS FIRST AMENDMENT).

     17. NO FURTHER MODIFICATION. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect. Effective as of the Expansion Commencement Date, all references to the "Lease" shall refer to the Lease as amended by this First Amendment.

     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.


"LANDLORD"

                                      ARDEN REALTY LIMITED PARTNERSHIP,
                                      a Maryland limited partnership


                                      By:  ARDEN REALTY, INC.,
                                           a Maryland corporation
                                           Its:  Sole General Partner


                                           By: /s/ Victor J. Coleman
                                               ------------------------------
                                               VICTOR J. COLEMAN
                                               Its:  President and COO


                                           By: /s/ Andrew J. Sobel
                                               ------------------------------
                                               ANDREW J. SOBEL
                                               Its:  Exec. V.P. and
                                                     Assistant Secretary

"TENANT"

                                      FIRSTWORLD COMMUNICATIONS, INC.
                                      a Delaware corporation


                                      By:  /s/ Bob Cerasoli
                                           ----------------------------------
                                      Print Name:  BOB CERASOLI
                                                Title: Senior Vice President


                                      By:  /s/ G. Bradford Saunders
                                           ----------------------------------
                                      Print Name:  G. BRADFORD SAUNDERS
                                                Title: Asst. Sec.

                                     EXHIBIT "A"

                            OUTLINE OF EXPANSION SPACE




                                        [MAP]



                                     EXHIBIT "A"

                                        1 OF 2

                                     EXHIBIT "A"

                            OUTLINE OF EXPANSION SPACE




                                        [MAP]



                                     EXHIBIT "A"

                                        2 OF 2

                                     EXHIBIT "B"

                                  TENANT WORK LETTER

     This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Existing Premises and the Expansion Space. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Existing Premises and the Expansion Space, in sequence, as such issues will arise.

                                     SECTION 1

               LANDLORD'S INITIAL CONSTRUCTION IN THE EXPANSION SPACE

     Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Expansion Space, and (ii) of the floor of the Building on which the Expansion Space is located (collectively, the "BASE, SHELL AND CORE"). Tenant has inspected and hereby approves the condition of the Expansion Space and the Existing Premises and the Base, Shell and Core, and agrees that the Expansion Space and the Existing Premises and the Base, Shell and Core shall be delivered to Tenant in their current "as-is" condition. The renovation to the improvements in the Expansion Space and the Existing Premises shall be designed and constructed pursuant to this Tenant Work Letter.

                                     SECTION 2

                                    IMPROVEMENTS

     2.1 IMPROVEMENT ALLOWANCE, Tenant shall be entitled to a one-time improvement allowance (the "IMPROVEMENT ALLOWANCE") in the amount of $335,761.80 (based on $13.80 per usable square foot of the Expansion Space and $5.00 per usable square foot of the Existing Premises) for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Expansion Space and Existing Premises (the "IMPROVEMENTS"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance not used by Tenant by February 1, 1999. Allocation of the Improvement Allowance between the Expansion Space and the Existing Premises shall be determined in Tenant's reasonable discretion.

     2.2 DISBURSEMENT OF THE IMPROVEMENT ALLOWANCE. Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process provided below) for costs related to the construction of the Improvements and for the following items and costs (collectively, the "IMPROVEMENT ALLOWANCE ITEMS"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section
3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter, (ii) the cost of permits and construction supervision fees; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Improvements required by applicable building codes (the "CODE"); and (v) the "Landlord Coordination Fee," as that term is defined in Section
4.3 of this Tenant Work Letter. However, in no event shall more than $3.00 per usable square foot for the Expansion Space and $1.50 per usable square foot for the Existing Premises of the Improvement Allowance be used for the items described in (i) and (ii) above; any additional amount incurred as a result of (i) and (ii) above shall be deemed to constitute an Over-Allowance Amount. During the construction of the Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

                                     EXHIBIT "B"

          2.2.1 MONTHLY DISBURSEMENTS. On or before the first day of each calendar month, during the construction of the Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section
4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Expansion Space and the Existing Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section
4.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Expansion Space and the Existing Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code
Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "FINAL RETENTION"), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in
Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

          2.2.2. FINAL RETENTION. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Expansion Space and the Existing Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Expansion Space and the Existing Premises has been substantially completed.

          2.2.3 OTHER TERMS. Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items. All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed Landlord's property.

     2.3 STANDARD TENANT IMPROVEMENT PACKAGE. Landlord has established specifications (the "SPECIFICATIONS") for the Building-standard components to be used in the construction of the Improvements in the Expansion Space and the Existing Premises (collectively, the "STANDARD IMPROVEMENT PACKAGE"), which SPECIFICATIONS are available upon request. The quality of Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Improvements to comply with certain Specifications.

                                     SECTION 3

                               CONSTRUCTION DRAWINGS

     3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain KMA Architects as its architect/space planner which architect/space planner has been reasonably approved by Landlord (THE "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall also retain the engineering consultants designated by Landlord (the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Improvements. The

                                     EXHIBIT "B"
plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

     3.2 FINAL SPACE PLAN. Tenant and the Architect shall prepare the final space plan for Improvements in the Expansion Space and the Existing Premises (collectively, the "FINAL SPACE PLAN"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval.

     3.3 FINAL WORKING DRAWINGS. Architect and the Engineers shall complete the architectural and engineering drawings for the Expansion Space and the Existing Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval.

     3.4 PERMITS. The Final Working Drawings shall be approved by Landlord (the "APPROVED WORKING DRAWINGS") prior to the commencement of the construction of the Improvements. Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Improvements (the "PERMITS"). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                                     SECTION 4

                          CONSTRUCTION OF THE IMPROVEMENTS

     4.1 CONTRACTOR. A general contractor shall be retained by the Tenant to construct the Improvements. Such general contractor ("CONTRACTOR") shall be Neilson Dillingham or, in the event Landlord does not approve the qualifications of Neilson Dillingham (which are to be provided to Landlord for review), another general contractor shall be selected by Tenant and approved by Landlord.

     4.2 TENANT'S AGENTS. All subcontractors, laborers, materialmen, and suppliers used by the Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of the Tenant's proposed subcontractors, laborers, materialmen or suppliers, the Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval. In addition, Landlord reserves the right to require that any and all subcontractors be selected by a competitive bidding process. Notwithstanding the foregoing, the Tenant shall be required to utilize subcontractors designated by Landlord for any mechanical, electrical, plumbing, life-safety, sprinkler, structural and air-balancing work.

     4.3 CONSTRUCTION OF IMPROVEMENTS BY CONTRACTOR. The Tenant shall independently retain, in accordance with Section 4.1 above, Contractor to construct the Improvements in

                                      EXHIBIT "B"
accordance with the Approved Working Drawings. The Tenant shall pay, or the Improvement Allowance shall be charged, a logistical coordination fee (the "LANDLORD COORDINATION FEE") to Landlord in an amount equal to five percent (5%) of the total amount of the construction contract and general conditions between the Tenant and the Contractor.

     4.4  INDEMNIFICATION & INSURANCE.

          4.4.1   INDEMNITY.  Tenant's indemnity of Landlord as set forth in
Article 10 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents.

          4.4.2 REQUIREMENTS OF TENANT'S AGENT. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

          4.4.3   INSURANCE REQUIREMENTS.

                  4.4.3.1 GENERAL COVERAGES. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 9 of the Lease.

                  4.4.3.2 SPECIAL COVERAGES. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

                  4.4.3.3 GENERAL TERMS. Certificates for all insurance carried pursuant to this Section 4.4.3.3 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor's equipment is moved onto the site. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.

                                     SECTION 5

                                   MISCELLANEOUS

     5.1 TENANT'S REPRESENTATIVE. The Tenant has designated Linda Armstrong as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     5.2 LANDLORD'S REPRESENTATIVE. Prior to commencement of construction of Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to the Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     5.3 TIME OF THE-ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.

                                     EXHIBIT "B"

     5.4 FINAL DRAWINGS PROVIDED TO LANDLORD. Notwithstanding anything to the contrary contained herein, upon completion of the Improvements pursuant to this Tenant Work Letter, Tenant shall provide Landlord with complete copies of all Construction Drawings, including, but not limited to, the Approved Working Drawings, which drawings shall be in a form approved by Landlord, but which shall be a reproducible form (i.e. C.A.D. discs) for Landlord's records and use.

     5.5 COMPLETION OF IMPROVEMENTS DURING THE EXTENDED TERM. Tenant hereby agrees and acknowledges that the Improvements in the Expansion Space and/or the Existing Premises shall be constructed during the Term of the existing Lease and/or the Extended Term hereof and that the performance of such work shall not be deemed a constructive eviction nor shall Tenant be entitled to any abatement of Rent in connection therewith.

     5.6 INDEPENDENT HVAC SYSTEM. Landlord and Tenant hereby acknowledge that Tenant may, as part of the Improvements to be performed in accordance with this Tenant Work Letter, install in the that part of the Expansion Space known as Suite 100 of the building located and addressed at 9339 Genesee Avenue ("HVAC SPACE"), an independent heating, ventilation and air conditioning system ("HVAC SYSTEM"), the electricity for which shall be separately metered at Tenant's sole cost and expense and for which Tenant shall make payment directly to the entity providing such electricity. Tenant shall, at Tenant's sole cost and expense, maintain a service and/or maintenance contract for such HVAC System with a contractor reasonably approved by Landlord, which contractor shall perform all maintenance and repairs on the HVAC System. Tenant hereby acknowledges that the HVAC System shall be part of the Improvements constructed in accordance with this Tenant Work Letter and shall be deemed Landlord's property upon the expiration or earlier termination of the Lease, as amended by this First Amendment, in accordance with Section 2.2.3 above.

                                      EXHIBIT "B"

                                     EXHIBIT "C"

                                 CERTIFIED COPY OF
                           BOARD OF DIRECTORS RESOLUTIONS
                                         OF
                          FIRSTWORLD COMMUNICATIONS, INC.

     The undersigned, being the duly elected Corporate Secretary of Firstworld Communications, Inc., a Delaware corporation ("CORPORATION"), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

     RESOLVED, that the Corporation, is hereby authorized to execute, deliver and fully perform that certain document entitled First Amendment to Lease ("AMENDMENT") by and between the Corporation and Arden Realty Limited Partnership, a Maryland limited partnership, for the lease of space at 9333 and 9339 Genesee Avenue.

     RESOLVED FURTHER, that the Corporation is hereby authorized and directed to make, execute and deliver any and all, consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Amendment (collectively with the Amendment, the "DOCUMENTS") or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

     RESOLVED FURTHER, that the following officers acting together:
_____________ as ____________ and _______________ as ______________ are
authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.


Date:                , 199
     ----------------     --       -------------------------------------------
                                              , Corporate Secretary
                                   -----------




                                      EXHIBIT "C"